Exhibit 10.9

AMENDMENT TO LEASE AGREEMENT

This Amendment to Lease Agreement (the “Amendment”) is made and entered into as of the date of signing by both parties and shall form part of the original Lease Agreement dated September 1, 2021, between:

Landlord: 1322956 B.C. LTD.

Tenant: Club Versante Management Ltd.

WHEREAS:

1.	The Landlord and the Tenant entered into a lease agreement dated September 1, 2021 (the “Lease”) for the premises located at Units 110, 115 & 605 – 8400 West Road, Richmond, British Columbia.

2.	The parties wish to amend certain terms of the Lease from Jan 1,2024

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Removal of Unit 110 & 605

The parties mutually agree that Unit 110&605 shall be removed from the Lease in its entirety. Any references, rights, or obligations related to this unit shall cease to apply as of the effective date of this Amendment.

2.	Amendment to Basic Rent

The monthly rent for the remaining Units 110 & 115 shall be revised to CAD $2,286.00 (exclusive of taxes), effective as of the date of Jan 1,2024. This revised rent shall replace any previous rental amounts stated in the Lease.

GENERAL TERMS

1.	No Other Changes – Except as explicitly stated in this Amendment, all terms and conditions of the original Lease remain in full force and effect.

2.	Binding Effect – This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.	Counterparts & Electronic Signatures – This Amendment may be executed in counterparts and electronically transmitted signatures shall be deemed valid and binding as originals.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LANDLORD

1322956 B.C. LTD.

Per:

Authorized Signatory

Date:	Jan 1,2024

TENANT

Club Versante Management Ltd.

Per:

Authorized Signatory

Date:	Jan 01,2024